UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

GENIE ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

1-35327
(Commission File Number)

Delaware	45-2069276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)      On May 12, 2014, Genie Energy Ltd. (the “Registrant”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the results of the Registrant’s Annual Meeting of Stockholders which was held on May 7, 2014 (the “Meeting”).  The numbers reported in the Original 8-K were prepared by the Registrant’s Transfer Agent who served as the Inspector of Elections (“Inspector”) at the Meeting.  On May 19, 2014, the Inspector notified us of an error in their original calculation of the votes and provided the Registrant with corrected numbers reflected below. While the specific numbers of votes have changed, none of the changes affected the results of the matters voted upon.

(b)      (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

Elect Directors

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
James A. Courter	5,671,667	337,403	1,286
Howard S. Jonas	5,697,584	311,766	1,006
W. Wesley Perry	5,590,766	418,897	693
Alan B. Rosenthal	5,590,926	418,667	763
Allan Sass	5,957,945	51,776	635

There were 568,428 broker non-votes for this item.

Approve Grant of Options

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the grant of options to purchase 3,000,000 shares of Class B Common Stock of the Company to Howard Jonas.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

5,495,187	512,488	2,681

There were 568,428 broker non-votes for this item.

Ratification of the appointment of BDO USA, LLP

(3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2014.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions

6,568,766	6,891	3,127

There were no broker non-votes for this item.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard Jonas
Name: Howard Jonas
Title: Chief Executive Officer

Dated: May 22, 2014

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